Exhibit 32.1
                      Statement Furnished Pursuant to
               Section 906 of the Sarbanes-Oxley Act of 2002



     The undersigned are the Chief Executive Officer and Chief Financial Officer of Monarch Staffing, Inc. (the "Company"). This Certificate is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Annual Report on Form 10-KSB of the Company
for the year ended December 31, 2005 (the "10-KSB Report").   The
undersigned certify that the 10-KSB Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the 10-KSB Report fairly presents, in all material respects, the financial condition and results of operations of the Company on the dates and for the periods presented therein.


Date: December 5, 2006               /s/ Joel Williams
                                     ------------------------------
                                         Joel Williams
                                         Chief Executive Officer


Date: December 5, 2006               /s/ David Walters
                                     ------------------------------
                                         David Walters
                                         Chief Financial Officer



A signed original of this written statement required by Section 906 has been provided to Monarch Staffing, Inc. and will be retained by Monarch Staffing, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.



                               End of Filing